Exhibit 99.1

United States Antimony Corporation Announces New

Hydromet Processing Advancement for Critical Minerals

“The Critical Minerals and ZEO Company”

~ Antimony, Cobalt, Tungsten, and Zeolite ~

DALLAS, TX / ACCESS Newswire / January 28, 2026 / United States Antimony Corporation (“USAC,” “US Antimony,” or the “Company”), (NYSE American: UAMY) (NYSE Texas: UAMY), a leading producer and processor of antimony, zeolite, and other critical minerals, and the only fully integrated antimony company in the world outside of China and Russia, announced today that it has been involved since mid-2025 in funding and assisting with the development of a new hydrometallurgical (hydromet) processing facility for refining antimony and other critical minerals on a commercial scale associated with a project located in the country of Bolivia. Our financial assistance has allowed this facility to expand 15 times its original size and output. USAC has an exclusive contract to receive the processed “antimony flake” from this Bolivian based facility to the USAC North American processing smelters. First product receipt of approximately 150 tons is anticipated in February/March 2026 at the Company’s recently expanded Thompson Falls smelter. Because of the very high quality of this material, actual thruputs at USAC’s newly expanded smelters should increase markedly with these volumes and can meet military spec requirements for metal or trioxide products.

Additionally, USAC anticipates announcing, in the near future, the duplication of this new facility with additional patented processes in one or more new hydromet facilities to be located in the Western USA and/or Alaska and controlled by our Company.

HYDROMETALLURGICAL PROCESSING

USAC intends to construct a diverse processing facility using hydrometallurgical techniques to produce antimony and other critical minerals. The target feeds are stibnite concentrate or tetrahedrite concentrate with the ability to adapt to other feeds of metallic concentrates or high-grade ores containing critical materials. The processing of stibnite and tetrahedrite concentrates are very similar, except for the byproduct residue(s) leaching process. The leaching residue of the stibnite concentrate (residual after antimony extraction) can be subjected to precious metals recovery, producing critical materials such as silver. The leaching residue byproduct from tetrahedrite concentrate can be further oxidized to extract copper and the leaching residue byproduct from the copper extraction can in turn be processed to extract critical materials such as silver.

In practice, the antimony containing concentrate is batch leached in a hot solution in mild steel tanks. The leach solution is created with a mixture of depleted electrolyte from the downstream electrowinning process, and other reagents. The solution matrix then solubilizes the antimony and any arsenic, except arsenopyrite. The leached antimony species are complexed by sulfide in thiol compounds.

ELECTROWINNING

The leach solution primarily contains antimony in the form of thio-antimonate complexes. This solution serves as feed for the antimony electrowinning circuit where antimony metal is recovered on the cathode.

The catholyte is made from the antimony leach pregnant solution (i.e., pregnant catholyte). Antimony metal is deposited on the cathode plates as a brittle non-adherent layer, and it is harvested at regular intervals by briefly removing the cathodes from the cells. The cathode is then hit with a small pneumatic hammer which causes the antimony to break free and fall into a collection bin.

MANAGEMENT COMMENTS

Commenting on this new commercial sized application, Mr. Aaron Tenesch, Vice President of USAC’s Antimony Division stated, “We have been quietly working with another company that has a group of engineers and chemists from around the world that have specifically developed a commercial scale hydromet project in Bolivia. USAC has funded the majority of the cost to develop and construct the new facility. As part of this co-operative work agreement, USAC has obtained an exclusive right via a license to duplicate this process in North America and Australia. While our initial applications are strictly geared to antimony, we know other critical minerals can be refined using similar methods and equipment. There has been a lot of talk within the mining industry about hydromet, but we are the first to bring this processing technology to market in a commercial scale. This process, in conjunction with our concentrating facilities, allows us to take “sub-par” antimony (less than 10% stibnite) and produce finished material meeting military specifications (mil-spec). We are unable to achieve these final steps with our conventional gas fired smelters and many of the ores available today.

Further commenting on today’s announcement, Mr. Gary C. Evans, Chairman and CEO of USAC stated, “On January 15, 2026, USAC filed with the DOE (Department of Energy) a request for funding for a program total of $44 million associated with our hydromet process developed in Bolivia for a new facility to be located in the USA. Additionally, the Company is working on a similar application for an award from the DoW (Department of War) for this process in a new location near the State of Montana. These new location(s) will be “state of the art” antimony processing facilities in North America. USAC intends to continue to be at the forefront of antimony processing utilizing not only proprietary traditional technology and processes but also new technology in an effort to meet the needs of both our industrial customers and the various divisions of the United States Government, with whom we are working with on many different fronts on a regular basis.”

About USAC:

United States Antimony Corporation and its subsidiaries in the U.S., Mexico, and Canada ("USAC," “U.S. Antimony,” the "Company," "Our," "Us," or "We") sell antimony, zeolite, and precious metals primarily in the U.S. and Canada. The Company processes third party ore primarily into antimony oxide, antimony metal, antimony trisulfide, and precious metals at its facilities located in Montana and Mexico. Antimony oxide is used to form a flame-retardant system for plastics, rubber, fiberglass, textile goods, paints, coatings, and paper, as a color fastener in paint, and as a phosphorescent agent in fluorescent light bulbs. Antimony metal is used in bearings, storage batteries, and ordnance. Antimony trisulfide is used as a primer in ammunition. The Company also recovers precious metals, primarily gold and silver, at its Montana facility from third party ore. At its Bear River Zeolite (“BRZ”) facility located in Idaho, the Company mines and processes zeolite, a group of industrial minerals used in water filtration, sewage treatment, nuclear waste and other environmental cleanup, odor control, gas separation, animal nutrition, soil amendment and fertilizer, and other miscellaneous applications. During 2024 and 2025, the Company began acquiring mining claims and leases located in Montana, Alaska and Ontario, Canada in an effort to expand its operations as well as its product offerings.

Learn more about United States Antimony Corporation at www.usantimony.com.

Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding the Company’s future operations, production levels, financial performance, business strategy, market conditions, demand for antimony, zeolite, other critical minerals, and precious metals, expected costs, and other statements that are not historical facts. These statements are based on current expectations, estimates, forecasts, and projections about the industries in which the Company operates, as well as management’s beliefs and assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “could,” and variations of these words or similar expressions are intended to identify such forward-looking statements.

Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in such statements, including, but not limited to: fluctuations in the market prices and demand for antimony and zeolite; changes in domestic and global economic conditions; operational risks inherent in mining and mineral processing; geological or metallurgical conditions; availability and cost of energy, equipment, transportation, and labor; the Company’s ability to maintain or obtain permits, licenses, and regulatory approvals; changes in environmental and mining laws or regulations; competitive factors; the impact of geopolitical developments; and the effects of weather, natural disasters, or health pandemics on operations and supply chains. Additional information regarding risk factors that could cause actual results to differ materially is included in the Company’s filings with the U.S. Securities and Exchange Commission, including the most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q.

The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

Investor Relations Contact:	Media Relations Contact:
Jonathan Miller, VP, Investor Relations	Edge Consulting, Inc.
4438 W. Lovers Lane, Unit 100	Anthony D. Andora
Dallas, TX 75209	1560 Market Street, Ste. 701
E-Mail: Jmiller@usantimony.com	Denver, Colorado 80202
Phone: 406-606-4117	Email: Anthony@EdgeConsultingSolutions.com
Phone: 720-317-8927